Exhibit - 99.1

ASPECT COMMUNICATIONS REPORTS SECOND QUARTER 2003
FINANCIAL RESULTS

Company Reports Second Quarter EPS of $0.06 and Operating Margins of 10%

SAN JOSE, Calif., July 17, 2003 — Aspect Communications Corporation (Nasdaq: ASPT), the leading provider of enterprise customer contact solutions, today reported financial results for the quarter ended June 30, 2003.

SECOND QUARTER FINANCIAL RESULTS:

Revenues for the second quarter of 2003 totaled $89.4 million compared to $84.4 million for the first quarter of 2003 and $98.1 million for the second quarter last year. Software License revenues in the second quarter of 2003 were $16.3 million compared to $15.0 million for the first quarter of 2003 and $17.8 million for the second quarter last year. Hardware revenues totaled $11.2 million in the second quarter compared to $9.2 million for the first quarter and $17.8 million for the second quarter last year. Software License Updates & Product Support revenues totaled $53.7 million in the second quarter compared to $52.3 million for the first quarter and $53.1 million for the second quarter last year. Professional Services & Education revenues in the second quarter were $8.3 million compared to $8.0 million for the first quarter and $9.4 million for the second quarter last year.

Net income for the second quarter of 2003 was $6.5 million. Net income attributable to common shareholders for the second quarter was $4.5 million or a profit of $0.06 per share on a basic and fully diluted basis. This compares with a net income attributable to common shareholders of $1.7 million or a profit of $0.02 per share for the first quarter of 2003 and a net loss of $14.3 million or a loss of $0.27 per share for the same period last year.

“I am extremely pleased that we have improved our operating margin to 10%. This is a significant milestone for the company as we continue progress towards our steady-state

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Aspect Communications Announces Financial Results for the Quarter ended June 30, 2003, page 2 operating model,” said Beatriz Infante, Aspect’s Chairman, President and CEO. “We achieved our highest gross margin and operating margin since the third quarter of 1998, have delivered three consecutive quarters of continuously improving profitability and 6 quarters in a row of positive cash flow from operations, and are in a strong financial position. Naturally I am disappointed at our year-over-year revenue performance; however, revenues did strengthen in Q2 after a disruption in Q1 as a result of the political climate.”

For the second quarter of 2003, gross margins were 56.5%. This compares to 53.0% for the first quarter of 2003 and 44.7% for the second quarter of 2002. Operating expenses were $41.4 million for the second quarter of 2003 compared to $37.7 million in the first quarter of 2003 and $54.6 million for the same period last year.

Cash, cash equivalents, and short-term investments totaled $223.3 million as of June 30, 2003. This compares to $200.6 million as of March 31, 2003. During the quarter, the company generated $25.4 million in cash from operations. Accounts receivable at quarter-end totaled $43.3 million and days sales outstanding were 38 days compared to 39 days at March 31, 2003.

SECOND QUARTER OPERATIONAL HIGHLIGHTS:

During the quarter, the company added several new customers to its platinum customer base, including: Exelon Corp., National Asset Recovery Services, Network Omni, RC Wiley, Option One Mortgage, Chela Financial, Fossil, Phillips Medical Systems, Halifax Cetelem, Debeka Bausparkasse and Nuon Holland.

Aspect’s installed base of customers continued to be an important source for new product revenues. The company received significant revenue from these existing Aspect customers: Centrix, Pay Pal, Sprint, Centerpoint Energy, Inc., AT&T, Comcast, AOL, RMH Teleservices, Royal Bank of Scotland, HSBC, Direct Line, CJ Garland & Co. LTD, Arvato and Bertelsman.

During the quarter, Aspect completed a 13 city seminar series in North America, Maximize Your Contact Center ROI, that focused on how leading companies are leveraging technology from Aspect. Partners in this series included Deloitte Consulting, Bearing Point, Onyx, Oracle, SAP, Siebel, and Speechworks. Over 700 attendees at the seminars learned how to improve their contact center to provide superior customer service at the highest ROI and lowest TCO.

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2003, page 3

BUSINESS OUTLOOK:

The following statements are forward-looking, and actual results may differ materially:

•	While the company does see some increased stability in the business environment, our planning assumption is that revenue for the third quarter will remain flat from the second quarter.

•	The company is planning for gross margins to be consistent with the second quarter. Variability in gross margin percentages is dependent upon, among other factors, the mix and volume of revenues.

•	Operating expenses for the third quarter are expected to be flat from the second quarter, exclusive of non-recurring items from the second quarter.

•	The company expects to continue to generate positive cash flow from operations. After the redemption of the Convertible Subordinated Debentures, the company expects to maintain a minimum cash level of $90 million through the remainder of the year.

The company will host a conference call and web-cast today at 2:00 pm Pacific Time to discuss second quarter 2003 results. A replay of the conference call will be available from July 17, 2003 at 5:00 pm Pacific Time through July 24, 2003 at 8:59 pm Pacific Time by calling 800-283-9429 or 402-220-0871. The web-cast and replay of the conference call may be accessed from the company’s home page at www.aspect.com.

Notes on financial presentation: Actual financial results are prepared in accordance with U.S. generally accepted accounting principles.

The statements contained in the Business Outlook Section, including but not limited to, statements relating to the future profitability of the company, and expected third quarter revenues, gross margins, operating expenses, cash flow from operations and minimum cash balances are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2003, page 4 those projected. Specific factors that may cause actual revenue and earnings per share results to differ include: the significant percentage of Aspect’s quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries make financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix and volume of product line revenues can have a significant impact on gross margin and profitability; fluctuations in our North American and International business levels and/or economic conditions, the hiring and retention of key employees, insufficient, excess or obsolete inventory and variations in valuation, and foreign exchange rate fluctuations can all cause revenues and income to fall significantly short of anticipated levels. The economic, political and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the quarter ended March 31, 2003, both filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Aspect Communications

Aspect Communications Corporation is the leading provider of business communications solutions that help companies improve customer satisfaction, reduce operating costs, gather market intelligence and increase revenue. Aspect is a trusted mission-critical partner with more than two-thirds of the Fortune 50, daily managing more than 3 million customer sales and service professionals worldwide. Aspect is the only company that provides the mission-critical software platform, development environment and applications that seamlessly integrate voice-over-IP, traditional telephony, e-mail, voicemail, Web, fax and wireless business communications, while guaranteeing investment protection in a company’s front-office, back-office, Internet and telephony infrastructures. Aspect’s leadership in business communications solutions is based on more than 18 years of experience and more than 8,000 implementations deployed worldwide. The company is headquartered in San Jose, Calif., with offices around the world and an extensive global network of systems integrators, independent software vendors and distribution partners. For more information, visit Aspect’s Web site at http://www.aspect.com or call (877) 621-3692.

Aspect Communications Announces Financial Results for the Quarter ended June 30, 2003, page 5

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Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.

Carrie Kovac
Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts - unaudited)

	Three months ended		Three months ended		Six months ended
	June 30,		March 31,		June 30,
	2003	2002	2003	2002	2003	2002

Net revenues:
Software License	$16,329	$17,780	$14,952	$22,939	$31,281	$40,719
Hardware	11,159	17,829	9,165	17,733	20,324	35,562

Software License Updates & Product Support	53,656	53,054	52,304	51,252	105,960	104,306
Professional Services & Education	8,281	9,432	7,987	12,597	16,268	22,029

Services	61,937	62,486	60,291	63,849	122,228	126,335

Total net revenues	89,425	98,095	84,408	104,521	173,833	202,616

Cost of revenues:
Cost of software license revenues	2,416	1,882	2,393	1,645	4,809	3,527
Cost of hardware revenues	10,074	14,023	8,977	18,534	19,051	32,557
Cost of services revenues	25,218	34,548	27,024	34,188	52,242	68,736
Amortization of intangible assets and stock-based compensation	1,211	3,763	1,243	3,764	2,454	7,527

Total cost of revenues	38,919	54,216	39,637	58,131	78,556	112,347

Gross margin	50,506	43,879	44,771	46,390	95,277	90,269
Operating expenses:
Research and development	12,414	14,749	12,888	15,408	25,302	30,157
Sales and marketing	20,269	29,230	20,355	31,777	40,624	61,007
General and administration	5,524	10,086	4,315	10,594	9,839	20,680
Restructuring charges	2,997	—	—	—	2,997	—
Amortization of intangible assets and stock-based compensation	211	581	147	547	358	1,128

Total operating expenses	41,415	54,646	37,705	58,326	79,120	112,972

Income (loss) from operations	9,091	(10,767)	7,066	(11,936)	16,157	(22,703)
Interest and other income (expense), net	(1,373)	(8,996)	(1,766)	(235)	(3,139)	(9,231)
Income (loss) before income taxes	7,718	(19,763)	5,300	(12,171)	13,018	(31,934)
Provision (benefit) for income taxes	1,250	(5,460)	1,247	(22,919)	2,497	(28,379)

Net income (loss) before cumulative effect of change in accounting principle	6,468	(14,303)	4,053	10,748	10,521	(3,555)
Cumulative effect of change in accounting principle	—	—	(777)	(51,431)	(777)	(51,431)

Net income (loss)	6,468	(14,303)	3,276	(40,683)	9,744	(54,986)
Less preferred stock dividend, accretion, and amortization	(2,013)	—	(1,539)	—	(3,552)	—

Net Income (loss) attributable to Common Shareholders	$4,455	$(14,303)	$1,737	$(40,683)	$6,192	$(54,986)

Earnings (loss) per share before cumulative effect of change in accounting principle	$0.06	$(0.27)	$0.04	$0.21	$0.10	$(0.07)
Cumulative effect of change in accounting principle	—	—	(0.01)	(0.99)	(0.01)	(0.98)
Basic earnings (loss) per share(1)	$0.06	$(0.27)	$0.02	$(0.78)	$0.08	$(1.05)
Basic weighted average shares outstanding	53,576	52,400	53,315	52,065	53,446	52,233
Diluted earnings (loss) per share	$0.06	$(0.27)	$0.02	$(0.37)	$0.08	$(1.05)
Diluted weighted average shares outstanding	54,914	57,058	54,591	100,580	54,753	56,890

(1)  Pursuant to GAAP, the Company is required to present earnings per share “as if” all earnings were distributed to Common and Preferred Shareholders. Under this “two class” method, earnings are allocated to Common and Preferred Shareholders in proportion to their respective ownership interests. This calculation would allocate approximately 70% of the current earnings to Common Shareholders and yield $0.06 earnings per share per Common Shareholder, as shown above. However, the Company has not in the past, and does not currently intend to, declare a distribution of earnings. Absent this “as if” apportionment, earnings per Common share would be $0.08. The Company will be filing a 10-Q/A for the first quarter ended March 31, 2003, reflecting this “two class” method.

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands - unaudited)

	June 30,	March 31,	December 31,	June 30,
	2003	2003	2002	2002

Assets
Current assets:
Cash, cash equivalents and short-term investments	$223,258	$200,556	$146,100	$147,292
Accounts receivable, net	43,311	41,845	51,145	73,282
Inventories	9,084	9,907	6,839	6,596
Other current assets	17,351	15,294	13,664	20,428

Total current assets	293,004	267,602	217,748	247,598
Property and equipment, net	76,709	81,712	86,528	99,393
Intangible assets, net	9,954	11,225	12,497	55,601
Other assets	8,545	10,597	8,949	8,508

Total assets	$388,212	$371,136	$325,722	$411,100

Liabilities, redeemable convertible preferred stock, and shareholders’ equity
Current liabilities:
Short-term borrowings	$6,972	$7,020	$7,186	$4,641
Accounts payable	7,351	5,907	6,798	14,840
Accrued compensation and related benefits	15,769	15,707	16,051	20,178
Other accrued liabilities	54,907	59,700	67,370	67,982
Deferred revenues	51,637	41,631	30,220	33,605
Convertible subordinated debentures	122,981	121,178	124,983	—

Total current liabilities	259,617	251,143	252,608	141,246
Long term borrowings	37,733	39,500	41,243	39,485
Deferred taxes	—	—	—	3,186
Other long-term liabilities	14,014	11,157	10,174	10,008
Convertible subordinated debentures	—	—	—	144,353

Total liabilities	311,364	301,800	304,025	338,278
Redeemable convertible preferred stock	30,672	28,594	—	—
Shareholders’ equity	46,176	40,742	21,697	72,822

Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$388,212	$371,136	$325,722	$411,100

ASPECT COMMUNICATIONS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousand - unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Cash flows from operating activities:
Net income (loss)	$6,468	$(14,303)	$9,744	$(54,986)
Reconciliation of net income (loss) to cash provided by operating activities:
Depreciation	6,302	9,381	12,733	18,780
Amortization of intangible assets	1,271	4,170	2,543	8,337
Amortization of stock-based compensation	155	187	273	321
Loss on disposal of property	24	648	24	648
Loss (Gain) on extinguishment of debt	—	(2,069)	17	(4,146)
Cumulative effect of change in accounting principle	—	—	777	51,431
Impairment of long term investment	—	8,859	—	8,859
Non-cash interest expense on debentures	1,803	2,359	3,607	4,975
Deferred taxes	127	(196)	141	82
Changes in operating assets and liabilities
Accounts receivable	24	10,940	9,758	6,181
Inventories	998	800	(2,000)	5,448
Other current assets and other assets	288	27,635	(2,997)	3,737
Accounts payable	1,445	2,069	1,648	8,852
Accrued compensation and related benefits	(87)	(596)	(464)	1,262
Other accrued liabilities	(2,731)	(1,278)	(12,566)	(5,712)
Deferred revenues	9,340	2,091	20,748	3,829

Net cash provided by operating activities	25,427	50,697	43,986	57,898
Cash flows from investing activities:
Short-term investment purchases	(48,078)	(33,548)	(103,344)	(63,497)
Short-term investment sales and maturities	65,219	35,739	112,687	58,076
Property and equipment purchases	(913)	(3,889)	(1,960)	(7,502)

Net cash provided by (used in) investing activities	16,228	(1,698)	7,383	(12,923)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	222	289	1,120	2,331
Proceeds from issuance of preferred stock, net	(172)	—	43,564	—
Payments on capital lease obligations	(132)	(187)	(311)	(372)
Proceeds from borrowings	—	—	—	2,000
Payments on borrowings	(1,683)	(567)	(3,413)	(1,143)
Payments on repurchase of convertible subordinated debentures	—	(30,523)	(5,612)	(40,649)

Net cash provided by (used in) financing activities	(1,765)	(30,988)	35,348	(37,833)
Effect of exchange rate changes on cash and cash equivalents	278	(317)	146	(209)

Net increase in cash and cash equivalents	40,168	17,694	86,863	6,933
Cash and cash equivalents:
Beginning of period	112,746	61,803	66,051	72,564

End of period	152,914	79,497	152,914	79,497

Short-term investments at the end of period	70,344	67,795	70,344	67,795

Cash, cash equivalents and short-term investments	$223,258	$147,292	$223,258	$147,292

Supplemental disclosure of cash flow information:
Cash paid for interest	$756	$678	$1,520	$1,401
Cash paid for income taxes	$121	$—	$356	$—
Supplemental schedule of noncash investing and financing activities Accrued preferred stock dividend and amortization of redemption premium	$1,669	$—	$2,943	$—
Amortization of beneficial conversion feature	$344	$—	$609	$—